Exhibit 5.1

Bank of America Plaza 101 East Kennedy	813.229.7600 813.229.1660 fax
Boulevard Suite 2800 Tampa, Florida 33602
www.slk-law.com

March 20, 2019

Oragenics, Inc.

4902 Eisenhower Boulevard, Suite 125

Tampa, FL 33634

Re: Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Oragenics, Inc., a Florida corporation (the “Company”), in connection with the filing of the Registration Statement on Form S-3 filed on March 20, 2019 pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Rule 462(b) Registration Statement”). The Rule 462(b) Registration Statement incorporates by reference the contents of the Registration Statement on Form S-3 (File No. 333-213321) originally filed by the Company with the Commission on August 25, 2016 (the “Registration Statement”), and declared effective on September 7, 2016 including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”). The Rule 462(b) Registration Statement covers a public offering of up to $5,640,000 of the Company’s securities, including shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”) and warrants to purchase shares of Common Stock (the “Warrants”) and (shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”; together with the Shares and the Warrants, the “Securities”). The Securities are being sold to the underwriter named in, and pursuant to, an underwriting agreement among the Company and such underwriter.

In connection with the preparation of this opinion, we have examined such documents and considered such questions of law as we have deemed necessary or appropriate. We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the genuineness of all signatures. As to questions of fact material to our opinions, we have relied upon the certificates of certain officers of the Company.

We express no opinion as to matters governed by any laws other than the Florida Business Corporation Act.

In connection with our opinions expressed below, we have assumed that, (i) at or prior to the time of the issuance and delivery of any of the Securities, there will not have occurred any change in the law or the facts affecting the validity of the Shares, any change in actions of the Company’s board of directors or the Company’s stockholders, or any amendments to the Company’s articles of incorporation or amended and restated bylaws, and (ii) at the time of the offer, issuance and sale of any Securities, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, and that the Registration Statement will not have been modified or rescinded. We also have assumed that the issuance and delivery of the Securities subsequent to the date hereof and the compliance by the Company with the terms of such Securities will not result in a violation of the Company’s certificate of incorporation or any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body then having jurisdiction over the Company.

The opinions contained herein are qualified to the extent that the enforceability of any document, instrument or the Shares may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

Based upon the foregoing, we are of the opinion: (i) that when the Shares are issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Prospectus and the resolutions adopted by the Company’s board of directors approving issuance and delivery of the Shares, such Shares will be validly issued, fully paid and nonassessable, (ii) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, the Warrants, when issued and sold as contemplated in the Registration Statement will be valid and legally binding obligations of the Company, and (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/Shumaker, Loop & Kendrick, LLP
SHUMAKER, LOOP & KENDRICK, LLP